UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2013

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TF FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by TF Financial Corporation (the “Company”) on January 24, 2013 and updates the disclosure made therein under Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.  The sole purpose of this amendment is to disclose that the Company, 3rd Fed Bank, the Company’s wholly-owned subsidiary (the “Bank”), and Floyd P. Haggar subsequently entered into an Agreement and General Release in connection with the termination of Mr. Haggar’s employment with the Bank.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)             Effective January 17, 2013, the employment of Floyd P. Haggar, who had served as Senior Vice President of 3rd Fed Bank, terminated.

On January 31, 2013, the Company, the Bank and Floyd P. Haggar subsequently entered into an Agreement and General Release (the “Release”).  Under the terms of the Release, Mr. Haggar agreed, among other things, not to compete with the Company or the Bank within ten miles of any of their offices or branches and not to solicit their customers, clients or suppliers to alter their business relationships with the Company or the Bank in a manner detrimental to the Company or the Bank, in each case through December 31, 2013.  In addition, Mr. Haggar agreed to waive any potential claims he may have against the Company or the Bank arising out of his employment with the Bank.  As consideration for the foregoing, the Company agreed to pay Mr. Haggar an aggregate of $40,000, payable over several months.

The foregoing summary of the Release does not purport to be complete and is qualified in its entirety by reference to the Release, a copy of which is attached hereto as Exhibit 10 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)             Exhibits

Exhibit 10 – Agreement and General Release, dated January 31, 2013, between TF Financial Corporation, 3rd Fed Bank and Floyd P. Haggar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION

Date:	February 21, 2013	By:	/s/ Kent C. Lufkin
Kent C. Lufkin
President and Chief Executive Officer (Duly Authorized Representative)